Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY MACERICH ANNOUNCES QUARTERLY RESULTS

SANTA MONICA, CA, August 1, 2019. The Macerich Company (NYSE MAC) today announced results of operations for the quarter ended June 30, 2019, which included net income attributable to the Company of $15.7 million or $.11 per share-diluted for the quarter ended June 30, 2019 compared to net income attributable to the Company for the quarter ended June 30, 2018 of $7.8 million or $.05 per share-diluted. For the second quarter 2019, funds from operations (“FFO”)-diluted was $133.6 million or $.88 per share-diluted compared to $125.7 million or $.83 per share-diluted, for the quarter ended June 30, 2018. A description and reconciliation of earnings per share (“EPS”)-diluted to FFO per share-diluted is included within the financial tables accompanying this press release.

Results and Highlights

•	Mall tenant annual sales per square foot for the portfolio increased by 12.1% to $776 for the twelve months ended June 30, 2019 compared to $692 for the twelve months ended June 30, 2018.

•	Re-leasing spreads for the twelve months ended June 30, 2019 were up 9.4%.

•	Mall portfolio occupancy was 94.1% at June 30, 2019 compared to 94.3% at June 30, 2018.

•	Average rent per square foot increased to $61.17 at June 30, 2019, up 4.0% from $58.84 at June 30, 2018.

•	The Company completed $476 million of loan financing at an average interest rate of 4.19% netting $112 million of excess loan proceeds.

“We are very pleased by a good second quarter, which continued to show strong tenant sales growth. The leasing environment remains strong with total leasing volume up 29% year to date compared to 2018,” said the Company’s Chief Executive Officer, Tom O’Hern. “In addition, we are very excited to have recaptured former Sears boxes at some of our best centers, and to now be able to redevelop those boxes with more productive uses, which combined with the redevelopments at Scottsdale Fashion Square and Fashion District of Philadelphia will add significant enterprise value.”

Development/Redevelopment:

The Company is progressing toward substantial completion of its multi-dimensional redevelopment of Scottsdale Fashion Square. Industrious and Apple are open and thriving within the former Barneys location. Excellent leasing momentum continues within the newly renovated luxury wing, as prominent new luxury brands continue to be added to this distinctive area of the property. The fully-leased 80,000 square foot expansion is the only portion of the property still under development. The new high-end and lifestyle restaurants including Oceans 44, Nobu, Farmhouse, Toca Madera, Tocaya Organica and Zinque are expected to open during the balance of 2019 and into early 2020. Both Equinox and Caesars Republic are anticipated to open during the first half of 2021. Project costs are expected to be in the range of $140 to $160 million (or $70 to $80 million at the Company’s pro rata share). As a result of ownership’s capital investment, consumer traffic has increased nearly 7% through June 2019, and our expectations continue to be surpassed as we continue to add new and exciting brands throughout this marquis, flagship retail destination.

Redevelopment continues on Fashion District Philadelphia, a four-level retail hub in Center City spanning over 800,000 square feet across three city blocks in the heart of downtown Philadelphia. The property is owned in a 50/50 joint venture with Pennsylvania REIT. Tenant construction is proceeding in preparation for store openings, which will initially commence in September 2019. The joint venture has signed leases or is in active lease negotiations with tenants for 90% of the leasable area. Noteworthy commitments include Century 21, Burlington, H&M, Nike, Forever 21, AMC Theaters, Round One, City Winery, Wonderspaces, Ulta, American Eagle/Aerie, Hollister, Columbia Sportswear, Guess Factory and Skechers.

Horizontal site work continues to be performed by the Carson Reclamation Authority on Los Angeles Premium Outlets in Carson, CA, a state-of-the-art Premium Outlet center, which we own in a 50/50 joint venture with Simon Property Group. This extremely well-located shopping destination fronting Interstate-405 will include approximately 400,000 square feet in its first phase, and is currently scheduled to open in fall 2021, followed by an additional approximately 165,000 square feet in its second phase.

Construction has commenced on the Company’s joint venture at One Westside. The entirety of this 584,000 square foot, Class A creative office campus in West Los Angeles will be occupied by Google. Estimated, remaining project costs for this coveted, well-located real estate are approximately $100 million at the Company’s 25% pro-rata share.

During the second quarter, the Company recaptured ten Sears locations through formal lease rejections and lease terminations. These ten locations include seven that are owned by the Company’s 50/50 joint venture with Seritage Growth Properties at Los Cerritos Center, Washington Square, Vintage Faire Mall, Chandler Fashion Center, Arrowhead Towne Center, Deptford Mall and South Plains Mall, and three that are wholly-owned by the Company at Wilton Mall, La Cumbre Mall and Towne Mall. The Company currently anticipates aggregate redevelopment investments at these locations of $250 to $300 million at the Company’s share over the next several years. Exciting, new tenants are expected to open at several projects in late 2020, and entitlements are underway at Washington Square and Los Cerritos Center for unique and transformative densification projects. For more details on the Company’s plans, refer to the Company’s most recent supplemental filing for the quarter ended June 30, 2019.

Financing Activity:

On June 3, 2019, the Company’s joint venture closed a $220 million, 10-year loan on San Tan Village in Gilbert, AZ with a fixed interest rate of 4.30%. This new loan repaid the existing $120 million loan securing the property, and the Company’s share of incremental loan proceeds was $85 million.

On June 27, 2019, the Company’s joint venture closed a $256 million, 5-year loan on Chandler Fashion Center in Chandler, AZ with a fixed interest rate of 4.10%. This new loan repaid the existing $200 million loan securing the property, and the Company’s share of incremental loan proceeds was $28 million.

The Company’s 50/50 joint venture in Tysons Tower (office) and Tysons Vita (multi-family) is engaged in financings on these two unencumbered properties totaling $190 million and $95 million, respectively. Both transactions are expected to close near the end of the third quarter of 2019.

Along with other loans either previously closed or pending, including a new construction loan on One Westside that is expected to close in the third quarter of 2019 and a refinance of the recently redeveloped Kings Plaza that is expected to close in the fourth quarter of 2019, the foregoing loan transactions are part of a financing plan for 2019 that we expect to exceed $2 billion (including our joint venture partners’ share). The 2019 financing plan is progressing extremely well, and is expected to generate excess loan proceeds exceeding $600 million (the Company’s pro-rata share).

2019 Earnings Guidance:

The Company is re-affirming its FFO per share-diluted guidance and is revising its previous estimate of EPS-diluted guidance to reflect its current expectation for 2019. A reconciliation of estimated EPS-diluted to FFO per share-diluted follows:

2019 range
EPS-diluted	$0.42 - $0.50
Plus: real estate depreciation and amortization	3.17 - 3.17
Plus: loss on sale or write-down of depreciable assets	0.09 - 0.09
Less: impact of financing expense in connection with ASC 606 (Chandler Freehold)	0.18 - 0.18

FFO per share-diluted	$3.50 - $3.58

More details of the guidance assumptions are included in the Company’s Form 8-K supplemental financial information.

Macerich, an S&P 500 company, is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 51 million square feet of real estate consisting primarily of interests in 47 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the West Coast, Arizona, Chicago, and the Metro New York to Washington, DC corridor. A recognized leader in sustainability, Macerich has earned Nareit’s prestigious “Leader in the Light” award every year from 2014-2018. For the fourth straight year in 2018 Macerich achieved the #1 GRESB ranking in the North American Retail Sector, among many other environmental accomplishments. Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.

Investor Conference Call

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins on August 1, 2019 at 10:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

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THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2019	2018	2019	2018
Revenues:
Leasing revenue (a)	$211,022	$217,014	$422,030	$435,126
Other income	7,831	7,035	13,165	15,115
Management Companies’ revenues	9,119	10,496	19,299	21,038

Total revenues	227,972	234,545	454,494	471,279

Expenses:
Shopping center and operating expenses	64,092	68,072	133,696	142,582
Management Companies’ operating expenses	15,692	18,274	34,706	53,263
Leasing expenses (a)	7,677	2,692	15,182	6,026
REIT general and administrative expenses	4,589	4,956	11,550	12,975
Costs related to shareholder activism	—	19,369	—	19,369
Depreciation and amortization	82,385	78,868	163,853	158,805
Interest expense (b)	37,109	38,915	75,466	91,550
Loss on extinguishment of debt	—	—	351	—

Total expenses	211,544	231,146	434,804	484,570

Equity in income of unconsolidated joint ventures	7,257	15,669	19,500	32,541
Income tax (expense) benefit	(679)	(684)	(1,025)	2,265
Loss on sale or write down of assets, net	(9,059)	(9,518)	(15,375)	(47,030)

Net income (loss)	13,947	8,866	22,790	(25,515)
Less net (loss) income attributable to noncontrolling interests	(1,787)	1,050	(768)	242

Net income (loss) attributable to the Company	$15,734	$7,816	$23,558	($25,757)

Weighted average number of shares outstanding—basic	141,344	141,137	141,303	141,081

Weighted average shares outstanding, assuming full conversion of OP Units (c)	151,760	151,535	151,718	151,426

Weighted average shares outstanding—Funds From Operations (“FFO”)—diluted (c)	151,760	151,535	151,718	151,434

Earnings per share ("EPS")—basic	$0.11	$0.05	$0.16	($0.19)

EPS—diluted	$0.11	$0.05	$0.16	($0.19)

Dividend declared per share	$0.75	$0.74	$1.50	$1.48

FFO—basic (c) (d)	$133,641	$125,688	$255,575	$249,201

FFO—diluted (c) (d)	$133,641	$125,688	$255,575	$249,201

FFO—diluted, excluding loss on extinguishment of debt and costs related to shareholder activism (c) (d)	$133,641	$145,057	$255,926	$268,570

FFO per share—basic (c) (d)	$0.88	$0.83	$1.68	$1.65

FFO per share—diluted (c) (d)	$0.88	$0.83	$1.68	$1.65

FFO per share—diluted, excluding loss on extinguishment of debt and costs related to shareholder activism (c) (d)	$0.88	$0.96	$1.69	$1.77

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)

In accordance with the adoption of ASC Topic 842, “Leases” (“ASC 842”) effective January 1, 2019, the Company is required to present all revenues related to its leases as a single line item. In addition, ASC 842 requires that the Company present lease revenues net of the Company’s provision for bad debts (See the Company’s Form 8-K supplemental financial information for further detail of the components of leasing revenue). For comparison purposes, the Company has reclassified minimum rents, percentage rents, tenant recoveries and the leasing portion of other revenues for the three and six months ended June 30, 2018. For the three and six months ended June 30, 2018, the Company’s provision for bad debts is included in shopping center and operating expenses.

In accordance with ASC 842, the Company has expensed all leasing costs that were not incremental and contingent to the execution of new leases or lease renewals. For comparison purposes, the Company has reclassified leasing expenses for the three and six months ended June 30, 2018 that were previously included in Management Companies’ operating expenses.

(b)

The Company accounts for its investment in the Chandler Fashion Center and Freehold Raceway Mall (“Chandler Freehold”) joint venture as a financing arrangement. As a result, the Company has included in interest expense (i) a credit of $17,257 and $31,521 to adjust for the change in the fair value of the financing arrangement obligation during the three and six months ended June 30, 2019, respectively; and a credit of $8,768 and $4,386 to adjust for the change in fair value of the financing arrangement obligation during the three and six months ended June 30, 2018, respectively, (ii) distributions of $1,982 and $3,879 to its partner representing the partner’s share of net income for the three and six months ended June 30, 2019, respectively; and $2,464 and $4,466 to its partner representing the partner’s share of net income for the three and six months ended June 30, 2018, respectively and (iii) distributions of $2,032 and $3,952 to its partner in excess of the partner’s share of net income for the three and six months ended June 30, 2019, respectively; and distributions of $1,411 and $3,049 to its partner in excess of the partner’s share of net income for the three and six months ended June 30, 2018, respectively.

(c)

The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)

The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. As a result of changes in accounting standards effective January 1, 2018 (ASC 606), the Company began treating its joint venture in Chandler Freehold as a financing arrangement for accounting purposes. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes from its definition of FFO the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income. Although the Nareit definition of FFO predates this guidance for accounting

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

for financing arrangements, the Company believes that excluding the noted expenses resulting from the financing arrangement is consistent with the key objective of FFO as a performance measure and it allows the Company’s current FFO to be comparable with the Company’s FFO from prior quarters. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. The Company also presents FFO excluding extinguishment of debt and costs related to shareholder activism.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). In addition, the Company believes that FFO excluding non-routine costs related to shareholder activism provides useful supplemental information regarding the Company’s performance as it shows a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s results. The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities.

The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net income (loss) attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted, excluding loss on extinguishment of debt and costs related to shareholder activism (d):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2019	2018	2019	2018
Net income (loss) attributable to the Company	$15,734	$7,816	$23,558	($25,757)
Adjustments to reconcile net income (loss) attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in the OP	1,147	562	1,724	(1,888)
Loss on sale or write down of consolidated assets, net	9,059	9,518	15,375	47,030
Add: gain on undepreciated asset sales from consolidated assets	—	548	534	1,355
Noncontrolling interests share of (loss) gain on sale or write-down of consolidated joint ventures	(3,369)	(10)	(3,369)	580
Loss (gain) on sale or write down of assets from unconsolidated joint ventures (pro rata), net	313	(203)	384	(46)
Add: gain (loss) on sales or write down of undepreciated assets from unconsolidated joint ventures (pro rata), net	—	307	—	(1,778)
Depreciation and amortization on consolidated assets	82,385	78,868	163,853	158,805
Less depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(3,676)	(3,635)	(7,321)	(7,276)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	51,207	42,596	96,205	86,180
Less: depreciation on personal property	(3,934)	(3,322)	(7,799)	(6,667)
Financing expense in connection with the adoption of ASC 606 (Chandler Freehold)	(15,225)	(7,357)	(27,569)	(1,337)

FFO attributable to common stockholders and unit holders—basic and diluted	133,641	125,688	255,575	249,201
Loss on extinguishment of debt	—	—	351	—
Costs related to shareholder activism	—	19,369	—	19,369

FFO attributable to common stockholders and unit holders, excluding loss on extinguishment of debt and costs related to shareholder activism—diluted	$133,641	$145,057	$255,926	$268,570

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO per share—diluted (d):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2019	2018	2019	2018
EPS—diluted	$0.11	$0.05	$0.16	($0.19)
Per share impact of depreciation and amortization of real estate	0.83	0.76	1.61	1.53
Per share impact of loss on sale or write down of assets, net	0.04	0.07	0.09	0.31
Per share impact of financing expense in connection with the adoption of ASC 606 (Chandler Freehold)	(0.10)	(0.05)	(0.18)	(0.01)

FFO per share—diluted	$0.88	$0.83	$1.68	$1.64
Per share impact of loss on extinguishment of debt	—	—	0.01	—
Per share impact of costs related to shareholder activism	—	0.13	—	0.13

FFO per share—diluted, excluding loss on extinguishment of debt and costs related to shareholder activism	$0.88	$0.96	$1.69	$1.77

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income (loss) attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2019	2018	2019	2018
Net income (loss) attributable to the Company	$15,734	$7,816	$23,558	($25,757)
Interest expense—consolidated assets	37,109	38,915	75,466	91,550
Interest expense—unconsolidated joint ventures (pro rata)	26,368	28,227	53,422	53,660
Depreciation and amortization—consolidated assets	82,385	78,868	163,853	158,805
Depreciation and amortization—unconsolidated joint ventures (pro rata)	51,207	42,596	96,205	86,180
Noncontrolling interests in the OP	1,147	562	1,724	(1,888)
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(8,842)	(9,232)	(17,479)	(18,013)
Loss on extinguishment of debt	—	—	351	—
Loss on sale or write down of assets, net—consolidated assets	9,059	9,518	15,375	47,030
Loss (gain) on sale or write down of assets, net—unconsolidated joint ventures (pro rata)	313	(203)	384	(46)
Add: Noncontrolling interests share of (loss) gain on sale or write down of consolidated joint ventures, net	(3,369)	(10)	(3,369)	580
Income tax expense (benefit)	679	684	1,025	(2,265)
Distributions on preferred units	101	100	201	199

Adjusted EBITDA (e)	$211,891	$197,841	$410,716	$390,035

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI—Same Centers:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2019	2018	2019	2018
Adjusted EBITDA (e)	$211,891	$197,841	$410,716	$390,035
REIT general and administrative expenses	4,589	4,956	11,550	12,975
Costs related to shareholder activism	—	19,369	—	19,369
Management Companies’ revenues	(9,119)	(10,496)	(19,299)	(21,038)
Management Companies’ operating expenses	15,692	18,274	34,706	53,263
Leasing expenses, including joint ventures at pro rata	8,552	2,692	17,023	6,026
Straight-line and above/below market adjustments	(8,677)	(8,668)	(14,688)	(16,840)

NOI—All Centers	222,928	223,968	440,008	443,790
NOI of non-Same Centers	(7,592)	(11,296)	(15,021)	(22,726)

NOI—Same Centers (f)	215,336	212,672	424,987	421,064
Lease termination income of Same Centers	(3,247)	(2,394)	(3,905)	(5,273)

NOI—Same Centers, excluding lease termination income (f)	$212,089	$210,278	$421,082	$415,791

(e)

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)

The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, leasing expenses (including joint ventures at pro rata), the Company’s general and administrative expenses, costs related to shareholder activism and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.